Exhibit 99.1

AerCap Completes Acquisition of ILFC from AIG and Closes Private Offering of $2.6 Billion Aggregate Principal Amount of Senior Notes

Amsterdam, Netherlands; May 14, 2014 – AerCap Holdings N.V. (“AerCap”) (NYSE: AER) has completed its previously announced acquisition of International Lease Finance Corporation (“ILFC”) from American International Group, Inc. (“AIG”) (NYSE: AIG). Under the terms of the agreement, AerCap paid AIG $3.0 billion in cash and 97,560,976 AerCap ordinary shares, which represents an approximately 46% ownership position in AerCap’s ordinary share capital.

In connection with the acquisition, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, each a wholly-owned subsidiary of AerCap, completed their previously announced offering of $2.6 billion aggregate principal amount of senior notes (the “Notes”), consisting of three tranches of varying tenor in a private placement. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by AerCap and certain of its subsidiaries. The net proceeds of the private placement were used to finance part of the consideration payable in connection with the acquisition.

AerCap’s new $2.75 billion four-year unsecured revolving credit facility became available as of the closing of the acquisition, replacing ILFC’s $2.3 billion unsecured revolving credit facility. Additionally, as part of the transaction, AerCap procured from AIG a committed five-year $1.0 billion unsecured revolving credit facility.

AerCap’s CEO Aengus Kelly commented on the completion of the acquisition: “With approximately $45 billion of assets coupled with a diverse fleet of 1,300 aircraft and an attractive forward order book, AerCap will be a driving force in the industry.  As such, we are well positioned to offer our customers on a global basis an unprecedented portfolio of best-in-class aircraft, while providing our shareholders tremendous growth prospects in the coming years.  Further, with our new colleagues from ILFC, we are truly excited about the prospects for the combined company with ample liquidity and capital resources to provide future growth to benefit all of our stakeholders.”

In connection with the acquisition, Mr. Robert H. Benmosche, President and CEO of AIG, and Mr. David L. Herzog, Executive Vice President and CFO of AIG, have joined the Board of Directors of AerCap.

In addition to CEO Aengus Kelly, AerCap’s senior executive team will be comprised of Keith Helming as Chief Financial Officer, Philip Scruggs as President & Chief Commercial Officer, and Erwin den Dikken as Chief Operating Officer.

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Headquartered in Amsterdam, the company has offices in Los Angeles, Shannon, Dublin, Fort Lauderdale, Miami, Singapore, Shanghai, Abu Dhabi, Seattle and Toulouse.

Advisors

UBS Investment Bank (“UBS”) acted as the lead financial advisor to AerCap. Goldman Sachs acted as sole financial advisor to AerCap’s Board of Directors. Cravath, Swaine & Moore LLP and NautaDutilh NV acted as legal advisors to AerCap.

About AerCap

AerCap has become the global leader in aircraft leasing with 1,300 owned and managed aircraft in its current fleet and a highly attractive portfolio of 363 high-demand, fuel-efficient aircraft on order. AerCap serves over 200 customers in more than 90 countries with comprehensive fleet solutions and provides part-out and engine leasing services through its subsidiary, AeroTurbine. AerCap is listed on the New York Stock Exchange (AER).

The Notes and the related guarantees will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other jurisdiction. The Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release may contain forward-looking statements that involve risks and uncertainties. In most cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms or similar terminology.  Such forward-looking statements are not guarantees of future performance and involve significant assumptions, risks and uncertainties, and actual results may differ materially from those in the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability of AerCap to successfully integrate ILFC’s operations and employees and realize anticipated synergies and cost savings and the potential impact of the transaction on relationships, including with employees, suppliers, customers and competitors; and changes in general economic, business and political conditions, including changes in the financial markets. In addition, please refer to the documents that AerCap files with the SEC, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. AerCap is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

For Media: Frauke Oberdieck Tel. +31 20 655 9616 foberdieck@aercap.com	For Investors: Peter Wortel Tel. +31 20 655 9658 pwortel@aercap.com

www.aercap.com

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